Exhibit 99.1
United Fire Group, Inc. Reports Estimates for Third Quarter 2021 Results
CEDAR RAPIDS, Iowa - (GLOBE NEWSWIRE) - United Fire Group, Inc. (Nasdaq: UFCS), October 28, 2021 - FOR IMMEDIATE RELEASE

United Fire Group, Inc. (the "Company" or "UFG") (Nasdaq: UFCS) announced today that the third quarter 2021 results include pre-tax catastrophe losses of $39.5 million. Catastrophe losses for the third quarter added 16.5 percentage points to the GAAP combined ratio. Our 10-year historical average for the third quarter is 9.2 percentage points of the GAAP combined ratio. The higher than average catastrophe losses in the third quarter of 2021 are primarily the result of 19 catastrophe events, with the most notable catastrophe event being Hurricane Ida. Hurricane Ida is estimated to be a full retention loss, with losses in excess of our stated reinsurance retention of $20.0 million.

Including the impact of the catastrophe losses, the estimated GAAP combined ratio will be in the range of 108 percent to 112 percent in the third quarter of 2021. The Company estimates reporting a net loss in the range of $0.36 to $0.40 per diluted share and an adjusted operating loss(1) in the range of $0.29 to $0.33 per diluted share in the third quarter of 2021. These numbers are unaudited.

United Fire Group, Inc. will report third quarter 2021 earnings before the market opens on November 4, 2021, and will host a conference call to discuss its financial results at 9:00 a.m. Central Time on that date.

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(1) Adjusted operating income (loss) is a non-GAAP financial measure of net income excluding net realized investment gains and losses, after applicable taxes, and goodwill impairment. Management evaluates this measure and ratios derived from this measure and the Company provides this information to investors because we believe it better represents the normal, ongoing performance of our business. See Definitions of Non-GAAP Information and Reconciliations to Comparable GAAP Measures.

About UFG
Founded in 1946 as United Fire & Casualty Company, UFG, through its insurance company subsidiaries, is engaged in the business of writing property and casualty insurance.
Through our subsidiaries, we are licensed as a property and casualty insurer in 50 states, plus the District of Columbia, and we are represented by approximately 1,000 independent agencies. A.M. Best Company assigns a rating of "A" (Excellent) for members of the United Fire & Casualty Group.
For more information about UFG visit www.ufginsurance.com.

Contact: Randy Patten, AVP & Interim Co-Chief Financial Officer, 319-286-2537 or ir@unitedfiregroup.com

Disclosure of Forward-Looking Statements

This release may contain forward-looking statements about our operations, anticipated performance and other similar matters. The Private Securities Litigation Reform Act of 1995 provides a safe harbor under the Securities Act of 1933 and the Securities Exchange Act of 1934 for forward-looking statements. The forward-looking statements are not historical facts and involve risks and uncertainties that could cause actual results to differ from those expected and/or projected. Such forward-looking statements are based on current expectations, estimates, forecasts and projections about the Company, the industry in which we operate, and beliefs and assumptions made by management. Words such as "expect(s)," "anticipate(s)," "intend(s)," "plan(s)," "believe(s)," "continue(s)," "seek(s)," "estimate(s)," "goal(s)," "remain(s) optimistic," "target(s)," "forecast(s)," "project(s)," "predict(s)," "should," "could," "may," "will," "might," "hope," "can" and other words and terms of similar meaning or expression in connection with a discussion of future operations, financial performance or financial condition, are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed in such forward-looking statements. Information concerning factors that could cause actual outcomes and results to

Exhibit 99.1
differ materially from those expressed in the forward-looking statements is contained in Part I, Item 1A "Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission ("SEC") on February 26, 2021. The risks identified in our Annual Report on Form 10-K and in our other SEC filings are representative of the risks, uncertainties, and assumptions that could cause actual outcomes and results to differ materially from what is expressed in the forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release or as of the date they are made. Except as required under the federal securities laws and the rules and regulations of the SEC, we do not have any intention or obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Definitions of Non-GAAP Information and Reconciliations to Comparable GAAP Measures

The Company prepares its public financial statements in conformity with accounting principles generally accepted in the United States of America ("GAAP"). Management also uses certain non-GAAP measures to evaluate its operations and profitability. As further explained below, management believes that disclosure of certain non-GAAP financial measures enhances investor understanding of our financial performance. Non-GAAP financial measures disclosed in this release include adjusted operating income (loss). The Company has provided the following definitions and reconciliations of adjusted operating income (loss):

Adjusted operating income (loss): Adjusted operating income (loss) is calculated by excluding net realized investment gains and losses, after applicable federal and state income taxes from net income. Management believes adjusted operating income (loss) is a meaningful measure for evaluating insurance company performance and a useful supplement to GAAP information because it better represents the normal, ongoing performance of our business. Investors and equity analysts who invest and report on the insurance industry and the Company generally focus on this metric in their analyses. The difference between estimated net loss in the range of $0.36 to $0.40 per diluted share and adjusted operating loss in the range of $0.29 to $0.33 per diluted share in the third quarter of 2021 is estimated after-tax net realized investment losses of $0.07 per diluted share.